     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998
                                            REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               ---------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ---------------------

                                ACCESS HEALTH, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ---------------------



         DELAWARE                                      68-0163589
 --------------------                              ------------------
(STATE OF INCORPORATION)                (I.R.S. EMPLOYER IDENTIFICATION NO.)


                            310 INTERLOCKEN PARKWAY, SUITE A
                                 BROOMFIELD, CO 80021
 (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              ----------------------

                                  1998 STOCK PLAN
                              (FULL TITLE OF THE PLAN)

                              ----------------------

                                 JOSEPH P. TALLMAN
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                ACCESS HEALTH, INC.
                          310 INTERLOCKEN PARKWAY, SUITE A
                                BROOMFIELD, CO 80021
                                   (303) 466-9500
(NAME, ADDRESS, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              ----------------------

                                      COPY TO:
                             TREVOR J. CHAPLICK, ESQ.
                          WILSON SONSINI GOODRICH & ROSATI
                              PROFESSIONAL CORPORATION
                                 650 PAGE MILL ROAD
                                PALO ALTO, CA 94304
                                   (650) 493-9300

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



                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
                                           PROPOSED      PROPOSED
                                            MAXIMUM      MAXIMUM
   TITLE OF EACH CLASS       AMOUNT        OFFERING     AGGREGATE            AMOUNT OF
     OF SECURITIES TO         TO BE          PRICE       OFFERING           REGISTRATION
      BE REGISTERED        REGISTERED    PER SHARE(1)    PRICE(1)              FEE
-------------------------------------------------------------------------------------------
 Common Stock
   $.001 par value...    900,000 shares     $25.063       $22,556,700.00       $6,655
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis, as to 900,000 shares, of 100% of the average of the high and low prices reported in the NASDAQ National Market System on June 12, 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 ACCESS HEALTH, INC.
                          REGISTRATION STATEMENT ON FORM S-8


                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Access Health, Inc. (the "Company") with the Securities and Exchange Commission:

     (1) The Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 1997, as amended on June 8, 1998, filed pursuant to Section 13 of the Securities and Exchange Act of 1934 (the "Exchange Act").

     (2) The Company's quarterly report on Form 10-Q/A for the quarter ended December 31, 1997, as amended on June 8, 1998, filed pursuant to Section 13 of the Exchange Act.

     (3) The Company's quarterly report on Form 10-Q/A for the quarter ended March 31, 1998, as amended on June 8, 1998, filed pursuant to Section 13 of the Exchange Act.

     (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 24, 1991.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES.

     Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, in accordance with the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of a director of the Company to the Company and its stockholders for monetary damages for breaches of such director's fiduciary duty of care in certain instances.
Article VI of the Bylaws of the Company provides for indemnification of certain agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

     In addition, the Company has entered into contractual agreements with certain directors and officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, the foregoing Bylaw provisions or the Company's indemnification agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


Item 8.   EXHIBITS.

    Exhibit
     Number               Description
   ---------   ----------------------------------------------------------------
       4.1     1998 Stock Plan.

       5.1     Opinion of counsel as to legality of securities being registered.

      23.1     Consent of counsel (contained in Exhibit 5.1).

      23.2     Consent of Arthur Andersen & Co., Independent Auditors.

                                   II-2

      23.3     Consent of Ernst & Young LLP, Independent Auditors.

      24.1     Power of Attorney (see page II-5).

Item 9.   UNDERTAKINGS.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undesigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on June 19, 1998.

                                     ACCESS HEALTH, INC.



                                     By: /s/ JOSEPH P. TALLMAN
                                         ----------------------------
                                         Joseph P. Tallman
                                         President and Chief Executive Officer

                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph P. Tallman and Timothy H. Connor and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                       Capacity                    Date
-----------------------   ----------------------------------    --------------
 /s/ JOSEPH P. TALLMAN     President, Chief Executive Officer    June 19, 1998
 ------------------------  (Principal Executive Officer) and
 Joseph P. Tallman         Director


 /s/ TIMOTHY H. CONNOR     Senior Vice President and Chief       June 19, 1998
 ------------------------  Financial Officer (Principal
 Timothy H. Connor         Financial and Accounting Officer)


 /s/ JOHN R. DURANT, M.D.  Director                              June 19, 1998
 ------------------------
 John R. Durant, M.D.

 /s/ RICHARD C. MILLER     Director                              June 19, 1998
 ------------------------
 Richard C. Miller


 /s/ KINNEY L. JOHNSON     Director                              June 19, 1998
 ------------------------
 Kinney L. Johnson

 /s/ FRANK G. WASHINGTON   Director                              June 19, 1998
 ------------------------
 Frank G. Washington

                                  INDEX TO EXHIBITS


   Exhibit No.                        Description
   -----------       ------------------------------------
       4.1       1998 Stock Plan.

       5.1 Opinion of Counsel as to legality of securities being registered.

      23.1       Consent of Counsel (contained in Exhibit 5.1 hereto).

      23.2       Consent of Arthur Andersen & Co., Independent
                 Auditors.

      23.3       Consent of Ernst & Young LLP, Independent Auditors.

      24.1       Power of Attorney (see page II-5 of the Registration
                 Statement).
